Exhibit 99.1

LogMeIn Announces First Quarter 2012 Results

Reports Quarterly Revenue of $32.7 Million; Deferred Revenue of $61.1 Million; Non-GAAP Net

Income per share of $0.14; GAAP Net Income per share of $0.00

Woburn, Mass., April 25, 2012 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of essential cloud services, today announced its results for the quarter ended March 31, 2012.

For the first quarter of 2012, total revenue increased 21 percent to $32.7 million, up from $27.0 million reported in the first quarter of 2011. Total subscription revenue increased 28 percent to $32.0 million, up from $25.0 million in the first quarter of 2011.

GAAP net income for the first quarter of 2012 was $76,000, or $0.00 per diluted share. GAAP net income includes $3.0 million in stock compensation expense, $148,000 in patent litigation expense, and $1.6 million in acquisition related costs and amortization. This compares to GAAP net loss of $65,000, or $0.00 per diluted share, reported in the first quarter of 2011.

Non-GAAP net income for the first quarter of 2012, which excludes stock compensation expense, patent litigation related expense and acquisition related costs and amortization, was $3.5 million, or $0.14 per diluted share, as compared to $3.9 million, or $0.15 per diluted share, reported in the first quarter of 2011. The Non-GAAP effective tax rate for the quarter was 39.6 percent versus 34.8 percent in the first quarter of 2011.

Non-GAAP cash flow from operations for the first quarter of 2012 was $8.1 million, or 25 percent of revenue. The Company closed the quarter with cash, cash equivalents and short-term investments of $192.4 million. Additionally, the Company reported total deferred revenue of $61.1 million, an increase of 29 percent from the $47.6 million reported in the prior year first quarter.

“Q1 was a very good quarter for our subscription business. Moves designed to dramatically expand our top of funnel led to a significant increase in new users and strong year-over-year growth in subscribers,” said Michael Simon, CEO of LogMeIn. “More than two and a half million people became first time users of our services in Q1, subscription revenue increased 28 percent year-over-year, and we added approximately 25,000 new subscribers.”

Simon continued, “Strong, ongoing demand for essential remote services helped to fuel solid growth in our customer care, remote monitoring and management, and access and collaboration businesses.”

“We also made significant progress in executing on our strategy to become the premier provider of essentials tools and services for mobile professionals. A shift in our popular mobile remote access business, along with rapid, viral adoption of our collaboration product, join.me, have helped to create a massive new user base of business professionals. We believe that these early successes, combined with the overwhelmingly well-received introduction of our new cloud data sync and storage service, Cubby, have laid a foundation for the significant expansion and long-term growth of our business,” concluded Simon.

Business Outlook

Based on information available as of April 25, 2012, LogMeIn is issuing guidance for the second quarter 2012 and fiscal year 2012 as follows:

Second Quarter 2012: The Company expects second quarter revenue to be in the range of $33.8 million to $34.1 million.

Non-GAAP net income is expected to be in the range of $3.8 million to $4.1 million, or $0.15 to $0.16 per diluted share. Non-GAAP net income excludes an estimated $1.5 million in acquisition related costs and amortization, $3.1 million in stock compensation expense, and $500,000 in patent litigation related expenses.

GAAP net income, which includes acquisition related costs and amortization, stock compensation expense, and patent litigation related expenses is expected to be in the range of $0.4 million to $0.7 million, or $0.02 to $0.03 per share.

Net income per diluted share calculations for the second quarter of 2012 are based on estimated fully-diluted weighted average shares outstanding of 25.5 million shares.

Fiscal year 2012: The Company expects full year 2012 revenue to be in the range of $140.0 million to $142.0 million.

Non-GAAP net income is expected to be in the range of $16.1 million to $17.1 million, or $0.63 to $0.67 per diluted share. Non-GAAP net income excludes an estimated $5.4 million in acquisition related costs and amortization, $12.9 million in stock compensation expense, and $1.2 million in patent litigation related expenses.

GAAP net income, which includes acquisition related costs and amortization, stock compensation expense, and patent litigation related expenses is expected to be in the range of $2.6 million to $3.2 million, or $0.10 to $0.13 per share.

Net income per diluted share calculations for the full year are based on estimated fully-diluted weighted average shares outstanding of 25.5 million.

Non-GAAP net income for the second quarter and fiscal year 2012 assume an effective tax rate of 38 percent. GAAP net income for the second quarter and fiscal year 2012 assume an effective tax rate of 60 percent.

Conference Call Information for Today, Wednesday, April 25, 2012

LogMeIn will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 877-941-8416 (for the U.S. and Canada) or 480-629-9808 (for international callers). A live webcast will be available on the Investor Relations section of the Company’s corporate website at www.LogMeIn.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 7:00 p.m. Eastern Time on April 25, 2012 until 11:59 p.m. Eastern Time on May 2, 2012, by dialing 800-406-7325 (for the U.S. and Canada) or 303-590-3030 (for international callers) and entering passcode 4531618#.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP cash flow from operations. Non-GAAP operating income excludes the acquisition related costs and amortization of intangibles, stock compensation expense, and patent litigation related expense. Non-GAAP provision for income taxes excludes the tax impact of acquisition related costs and amortization of intangibles, stock compensation expense, and patent litigation related expense. Non-GAAP net income and non-GAAP net income per diluted share exclude the acquisition related costs and amortization of intangibles, stock compensation expense, and patent litigation related expense. Non-GAAP cash flow from operations excludes patent litigation related expense, and acquisition related legal expense. The exclusion of certain expenses in the calculation of Non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn (NASDAQ: LOGM) provides essential cloud-based services to individuals, businesses, and IT organizations for remote access, collaboration, customer care, and remote IT management. These services are used by millions of people to quickly, simply and securely connect over 150 million internet-enabled devices across the globe — computers, smartphones, iPad™ and Android™ tablets, and digital displays. LogMeIn is based in Woburn, Massachusetts, USA, with offices in Australia, Hungary, India, Japan, the Netherlands, and the UK.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the value and effectiveness of the Company’s products, the Company’s future opportunities and growth, and the Company’s financial guidance for fiscal year 2012 and the second quarter of 2012. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the remote support and software market, customer adoption of the Company’s solutions, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, intellectual property litigation, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, the result of any pending litigation, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn, LogMeIn Central, LogMeIn Pro, LogMeIn Hamachi, LogMeIn Free, LogMeIn Rescue, LogMeIn Ignition, join.me, BoldChat, and Cubby are trademarks or registered trademarks of LogMeIn in the US and other countries around the world. iPhone and iPad are trademarks of Apple, Inc. in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31, 2011	March 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$103,604	$92,373
Marketable securities	95,040	100,039
Accounts receivable, net	8,747	6,810
Prepaid expenses and other current assets	2,412	2,834
Deferred income taxes	1,980	1,976

Total current assets	211,783	204,032
Property and equipment, net	5,203	5,745
Restricted cash	370	378
Intangibles, net	3,260	7,035
Goodwill	7,259	18,846
Other assets	242	395
Deferred income taxes	3,940	3,940

Total assets	$232,057	$240,371

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$6,275	$4,524
Accrued liabilities	10,473	11,395
Deferred revenue, current portion	55,962	58,806

Total current liabilities	72,710	74,725
Deferred revenue, net of current portion	2,302	2,334
Other long-term liabilities	1,239	1,924

Total liabilities	76,251	78,983

Commitments and contingencies
Equity:
Common stock	246	246
Additional paid-in capital	154,440	158,900
Retained earnings	2,677	2,753
Accumulated other comprehensive loss	(1,557)	(511)

Total equity	155,806	161,388

Total liabilities and equity	$232,057	$240,371

LogMeIn, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2011	2012
Revenue	$27,039	$32,688
Cost of revenue	2,536	3,417

Gross profit	24,503	29,271

Operating expenses
Research and development	4,318	6,220
Sales and marketing	12,986	16,846
General and administrative	6,059	4,906
Legal settlements	1,250	—
Amortization of intangibles	92	127

Total operating expenses	24,705	28,099

(Loss) income from operations	(202)	1,172
Interest income, net	211	215
Other expense	(109)	(236)

(Loss) income before income taxes	(100)	1,151
Benefit (provision) for income taxes	35	(1,075)

Net (loss) income	$(65)	$76

Net (loss) income per share:
basic	$(0.00)	$0.00
diluted	$(0.00)	$0.00
Weighted average shares outstanding:
basic	23,928,310	24,573,810
diluted	23,928,310	25,354,380

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per share (unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2011	2012
GAAP Income from operations	$(202)	$1,172
Add Back:
Stock-based compensation expense	1,746	2,984
Patent litigation related expenses	4,153	148
Acquisition related costs and amortization	107	1,588
Non-GAAP Operating income	5,804	5,892

Other income, net	102	(21)

Non-GAAP Income before provision for income taxes	5,906	5,871
Non-GAAP Provision for income taxes	(2,055)	(2,323)

Non-GAAP Net income	$3,851	$3,548

Non-GAAP Diluted net income per share:	$0.15	$0.14
Diluted weighted average shares outstanding used in computing per share amounts:	25,068,004	25,354,380

Stock-Based Compensation Expense

(In thousands)

	Three Months Ended March 31,
	2011	2012
Stock-based compensation expense:
Cost of revenue	$89	$107
Research and development	280	582
Sales and marketing	563	950
General and administrative	814	1,345

Total stock based-compensation	$1,746	$2,984

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended March 31,
	2011	2012
Cash flows from operating activities
Net income	$(65)	$76
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,005	1,383
Amortization of premiums on investments	59	11
Provision for bad debts	14	22
Deferred income taxes	(12)	1,008
Income tax benefit from the exercise of stock options	—	(1,001)
Stock-based compensation	1,745	2,984
Gain on disposal of equipment	(1)	(1)
Changes in assets and liabilities:
Accounts receivable	(1,143)	2,027
Prepaid expenses and other current assets	465	(409)
Other assets	(35)	(152)
Accounts payable	2,635	(1,747)
Accrued liabilities	(1,006)	526
Deferred revenue	4,774	2,451
Other long-term liabilities	(41)	685

Net cash provided by operating activities	8,394	7,863

Cash flows from investing activities
Purchases of marketable securities	(30,077)	(54,992)
Proceeds from sale or disposal of marketable securities	30,000	50,000
Purchases of property and equipment	(1,118)	(1,339)
Intangible asset additions	(62)	(108)
Cash paid for acquisition, net of cash acquired	—	(14,832)
Decrease in restricted cash and deposits	(25)	—

Net cash used in investing activities	(1,282)	(21,271)

Cash flows from financing activities
Proceeds from issuance of common stock upon option exercises	1,118	475
Income tax benefit from the exercise of stock options	—	1,001

Net cash provided by financing activities	1,118	1,476

Effect of exchange rate changes on cash and cash equivalents and restricted cash	572	701

Net increase (decrease) in cash and cash equivalents	8,802	(11,231)
Cash and cash equivalents, beginning of period	77,280	103,604

Cash and cash equivalents, end of period	$86,082	$92,373

Calculation of Non-GAAP Cash Flows from Operating Activities (unaudited)

(In thousands)

	Three Months Ended March 31,
	2011	2012
GAAP Cash flows from operating activities	$8,394	$7,863
Add Back:
Patent litigation related expenses	920	151
Acquisition related legal expense	—	121

Cash flows from operating activities before patent litigation expenses and acquisition related legal expense	$9,314	$8,135